Exhibit 1.2

EXECUTION COPY

121,792,790 Warrants

Bank of America Corporation

UNDERWRITING AGREEMENT

March 3, 2010

Deutsche Bank Securities Inc.

As Representative of the

several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The United States Department of the Treasury (the “Selling Security Holder”) proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto, for whom you are acting as representative (the “Representative”), an aggregate of up to 121,792,790 warrants (the “Warrants”) of Bank of America Corporation, a Delaware corporation (the “Company”), representing the right to purchase an aggregate of up to that same number of shares (the “Warrant Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The respective maximum amounts of the Warrants to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

As the Representative, you have advised the Company and the Selling Security Holder that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Warrants set forth opposite their respective names in Schedule I. If Deutsche Bank Securities Inc. is the sole Underwriter named in Schedule I, then all references in this Agreement to the “Representative” and the “Underwriters” shall be deemed to be references to Deutsche Bank Securities Inc.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITY HOLDER.

(a) The Company represents and warrants to each of the Underwriters as follows:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-158663) with respect to the Warrants and the Warrant Shares, including a form of base prospectus, has been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed by the Company with the Commission not earlier than three years prior to the date hereof. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of an “automatic shelf registration statement” on Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus (as defined below) as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Warrants and Warrant Shares filed or to be filed with the Commission pursuant to Rule 424(b) under the Act and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”) and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been made available by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. Such registration statement became effective upon filing with the Commission under Rule 462(e) under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus.” “Prospectus” means the form of prospectus relating to the Warrants and the Warrant Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a)(i)(B) of this Agreement. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act and prior to the termination of the offering of the Warrants by the Underwriters.

(ii) As of the Applicable Time (as defined below) and as of the Closing Date

(as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by the Selling Security Holder or by or through the Representative on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information supplied by or through the Representative is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means the time at which bids submitted to the auction agent (the “Auction Agent”) in connection with the auction relating to the Warrants (the “Auction”) become irrevocable and may no longer be withdrawn, as set forth in the Preliminary Prospectus (including any extension of such deadline).

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any preliminary prospectus supplement or prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Warrants or the Warrant Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii) The Company (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (B) is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, and (C) has corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to either (i) have a material adverse effect on the business, management, results of operations, or financial condition of the Company and of its subsidiaries taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).

(iv) Each of the significant subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission) of the Company as listed in Exhibit A hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, banking corporation or association, or other type of entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, establishment or formation, as applicable, with corporate, limited liability company or other organizational power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, other than where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (subject to 12 U.S.C. §55, as applicable) and, other than as described in the General Disclosure Package and the Prospectus, are owned by the Company or the Subsidiaries free and clear of all liens, encumbrances, equities and claims. Other than as described in the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(v) The Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company enforceable in accordance with their terms, and no preemptive rights of stockholders exist with respect to any Warrant Shares issuable upon exercise of the Warrants. The Warrants conform in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificate for the Warrants conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Neither the filing of the Registration Statement nor the offering or sale of the Warrants as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Warrants or Warrant Shares.

(vi) The Warrant Shares have been duly authorized, and, when issued and delivered upon exercise of the Warrants against payment of the exercise price with respect to the Warrants, will be fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares will conform in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Warrant Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. The Company has duly authorized the reservation of the Warrant Shares.

(vii) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(viii) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of the Subsidiaries is a party relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as may have been granted by the Company pursuant to employee awards and employee benefit plans in the ordinary course of business and consistent with past practice.

(ix) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Warrants, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations (as defined below). The documents incorporated, or to be incorporated, by reference in the Prospectus conformed or, at the time filed with the Commission, will conform, in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and such documents do not contain, and will not contain, any untrue statement of a material fact and do not omit, or will not omit, to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by the Selling Security Holder or by or through the Representative on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or through the Representative is that described in Section 13 herein.

(x) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Warrants or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus in any material respect, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

(xi) The Company has not, directly or indirectly, distributed and will not prior to the Closing Date distribute any offering material in connection with the offering and sale of the Warrants other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rules 163(b)(2) and 433(d) under the Act.

(xii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply as to form in all material respects with the requirements of the Act and the Exchange Act and present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. Any disclosures contained in the Registration

Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(xiii) PricewaterhouseCoopers LLP (the “Accountants”), who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act, the applicable Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(xiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting as of or since the date of the most recent audited annual financial statements incorporated by reference therein or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting as of or since the date of the most recent unaudited interim financial statements incorporated by reference therein.

(xv) There is no action, suit, claim, proceeding, inquiry or investigation before any court or governmental agency or otherwise, pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries that is reasonably likely to be determined adversely to the Company or any of the Subsidiaries and to result in a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change in or affecting the business, management, results of operations, or financial condition of the Company and the Subsidiaries taken as a whole.

(xvii) Neither the Company nor any Subsidiary is, or with the giving of notice or lapse of time or both would be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any material agreement, lease, contract, indenture or other instrument or obligation material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which it is a party or by which it, or any of its respective properties, is bound and, solely with respect to this clause (ii), which violation or default would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, except where such breach or default would not reasonably be expected to result in a Material Adverse Effect, (ii) the certificate or articles of incorporation or by-laws of the Company or (iii) any material law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(xviii) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xix) Any material approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (a “Consent”) (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such steps as may be necessary to qualify the Warrants and the Warrant Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(xx) The Company and each of the Subsidiaries hold all licenses, certificates, consents, orders, approvals, permits and other authorizations from governmental authorities to lease or own, as the case may be, and to operate, their respective properties and to carry on their respective businesses, except where the failure to own, possess or maintain such governmental licenses, certificates, consents, orders, approvals, permits and other authorizations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxi) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Warrants or the Warrant Shares to facilitate the sale or resale of the Warrants excluding, for the avoidance of doubt, any bid for or purchase of Warrants made pursuant to the process described in the General Disclosure Package.

(xxii) Neither the Company nor any of the Subsidiaries is required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(xxiii) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) To the best knowledge of the Company, the operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(xxv) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(xxvi) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued

compliance therewith.

(xxvii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “Exchange”), and the Company has not received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Warrants shall be registered pursuant to Section 12(b) of the Exchange Act prior to the opening of trading on the day after the day on which the submission deadline for the Auction occurs and have been approved for listing on the Exchange, subject to notice of issuance, and the Company has not received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(b) The Selling Security Holder represents and warrants as follows:

(i) The Selling Security Holder now has and at the Closing Date will have good and marketable title to the Warrants to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Warrants; and upon the delivery of, against payment for, the Warrants pursuant to this Agreement, and assuming an Underwriter does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York), such Underwriter will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) The Selling Security Holder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Security Holder.

(iii) No consent, approval or waiver is required under any instrument or agreement to which the Selling Security Holder is a party or by which the Selling Security Holder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Warrants which may be sold by the Selling Security Holder under this Agreement or the consummation by the Selling Security Holder of any of the other transactions contemplated hereby.

2.	PURCHASE, SALE AND DELIVERY OF THE WARRANTS.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth and the Auction procedures described in the Preliminary Prospectus and the Prospectus, the Selling Security Holder agrees to sell to the Underwriters and the Underwriters agree to severally purchase as set forth on Schedule I hereto, subject to any decrease pursuant to Section 2(b) once the Clearing Price has been determined, an aggregate of 121,792,790 Warrants (the “Number of Offered Warrants”) at a price per Warrant equal to (i) the price per Warrant (the “Clearing Price”) to be agreed in writing between the Auction Agent and the Selling Security Holder (such Clearing Price to be determined following the submission deadline for the Auction to be commenced promptly following the execution of this Agreement), minus (ii) a discount per Warrant equal to 1.5% of the Clearing Price; provided that if the aggregate discount for all Warrants sold would be less than $150,000, the discount percentage shall be increased such that the aggregate discount is equal to $150,000.

(b) If the number of Warrants for which bids are received in the Auction is (i) less than 50% of the Number of Offered Warrants, then no sales of Warrants shall be made pursuant to this Agreement, (ii) 50% or more but less than 100% of the Number of Offered Warrants, then the Selling Security Holder may, but shall not be required to, sell at the minimum price in the Auction (which in such case shall be the Clearing Price for purposes of this Agreement) however many Warrants it chooses to sell, up to the number of bids received in the Auction and (iii) 100% or more of the Number of Offered Warrants but the Selling Security Holder determines in its sole discretion not to sell any Warrants at the Clearing Price and so advises the Representative, then no sales of Warrants shall be made pursuant to this Agreement. If (x) the Selling Security Holder chooses to sell any Warrants in the case of subclause (ii) hereof, it shall sell a number of Warrants equal to at least 50% of the Number of Offered Warrants and (y) if the Selling Security Holder chooses to sell any Warrants in the case of subclause (iii) hereof, it shall sell 100% of the Number of Offered Warrants. In the case of subclause (ii) or subclause (iii) hereof, the Selling Security Holder shall notify the Representative as promptly as practicable after completion of the Auction of the number of Warrants it will sell pursuant to this Agreement or its decision not to sell any Warrants, as the case may be.

(c) Payment for the Warrants to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Selling Security Holder (or its agent) against delivery of certificates therefor to the Representative by the Selling Security Holder (or its agent). Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on March 9, 2010, or at such other time and date not later than five business days thereafter as the Representative, the Company and the Selling Security Holder shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the Exchange is open for trading and on which banks in New York and North Carolina are open for business and not permitted by law or executive order to be closed.)

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters plan to make a public offering of the Warrants and conduct the Auction promptly following the execution of this Agreement. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Warrants in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS OF THE COMPANY AND THE SELLING SECURITY HOLDER.

(a) The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Preliminary Prospectus in a form approved by the Representative as promptly as practicable following the execution of this Agreement; (B) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, and (C) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the Preliminary Prospectus, and the Prospectus that is not filed to correct a misstatement, an omission or non-compliance) or document incorporated by reference therein of which the Representative and the Selling Security Holder shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(ii) The Company will (i) not issue an Issuer Free Writing Prospectus or a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act that relates to the Warrants unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action relating to the Warrants that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of any Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) The Company will advise the Representative and the Selling Security Holder promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Warrants or the Warrant Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, and (E) of any notice of objection of the Commission to the use of the Registration Statement or any such new registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will use reasonable best efforts to prevent the issuance of any such order described in clause (D) and to obtain as soon as possible the lifting thereof, if issued.

(iv) The Company agrees to pay the required filing fees to the Commission relating to the Warrants and the Warrant Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(v) The Company will cooperate with the Representative in endeavoring to qualify the Warrants and the Warrant Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Warrants and the Warrant Shares.

(vi) The Company will deliver to, or upon the order of, the Representative or the Selling Security Holder, from time to time, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representative or the Selling Security Holder, as the case may be, may reasonably request. The Company will deliver to, or upon the order of, the Representative or the Selling Security Holder during the period when delivery of a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative or the Selling Security Holder, as the case may be, may reasonably request.

(vii) The Company will comply with the Act, the Exchange Act and the Rules and Regulations, so as to permit the completion of the distribution of the Warrants and the Warrant Shares as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period any event shall occur as a result of which, in the judgment of the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or the notice referred to above) is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or such notice) is so delivered, be misleading, or so that the Prospectus will comply with the law.

(viii) If the General Disclosure Package is being used in connection with the sale of the Warrants at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Representative and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(ix) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act; provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(x) No offering, sale, short sale or other disposition of any warrants or shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 45 days after the date of the Prospectus (such period, the “Lockup Period”), directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. Such restrictions shall not apply to (i) the issuance by the Company of Common Stock or securities convertible into or exchangeable for Common Stock in connection with the exercise of any option or warrant or the conversion of a security outstanding on the date of this Agreement, (ii) the sale or distribution by the Company of equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) grants and issuances by the Company of shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans of the Company, (iv) the issuance of shares of Common Stock in connection with dividend reinvestment plans or employee stock purchase plans, and (v) issuances of shares of Common Stock in connection with any court order or decree.

(xi) The Company will use reasonable best efforts to effect and maintain, subject to notice of issuance, the listing of the Warrant Shares issuable upon the exercise of the Warrants on the Exchange and to maintain the listing of the Warrants on the Exchange.

(xii) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such shares upon exercise of the Warrants.

(xiii) The Company has caused each executive officer and director of the Company identified on Schedule IV to furnish to you a letter or letters, dated the date hereof, substantially in the form attached hereto as Exhibit B (the “Lockup Agreement”).

(xiv) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Warrants and for the Common Stock.

(xv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Warrants or the Common Stock excluding, for the avoidance of doubt, any bid for or purchase of Warrants made pursuant to the process described in the General Disclosure Package.

(b) The Selling Security Holder covenants and agrees with the several Underwriters that it will not prepare or have prepared on its behalf, or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Warrants without the prior approval of the Representative.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement and certain costs, expenses and fees of the Selling Security Holder, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company, the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, special structuring counsel for the Company; (iii) the reasonable fees, and disbursements of Simpson Thacher & Bartlett LLP, counsel for Selling Security Holder, not to exceed $100,000; (iv) any roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Representative copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement and any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Warrants relating specifically to this offering of Warrants; (viii) any listing fee of the Exchange with respect to the Warrants or the Warrant Shares; and (ix) the expenses, including the reasonable fees and disbursements of Morrison & Foerster LLP, counsel for the Underwriters, incurred in connection with the qualification of the Warrants and the Warrant Shares under state securities or Blue Sky laws relating specifically to this offering of Warrants. The Selling Security Holder will pay all costs, fees and expenses incident to the performance of its obligations under this Agreement to the extent not paid by the Company. Neither the Company nor the Selling Security Holder shall be required to pay for any Underwriter’s expenses (other than those related to state securities or Blue Sky laws and qualification under FINRA regulations) except that if this Agreement shall not be consummated (a) because the conditions in Section 6 hereof (other than Section 6(b)) are not satisfied, (b) because this Agreement is terminated by the Representative pursuant to Section 11(a)(i), (v) or (vi) or Section 11(b) hereof, or (c) by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is (1) due primarily to the default or omission of any Underwriter or (2) because the Selling Security Holder is not selling any Warrants pursuant to Section 2(b) of this Agreement, then in the case of any of (a), (b) or (c) the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Warrants or in contemplation of performing their obligations hereunder; provided that the Company and the Selling Security Holder shall not in any event be liable to the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Warrants.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Security Holder may otherwise have for the allocation of such expenses between them.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Warrants on the Closing Date are subject to the accuracy, as of the Applicable Time and the Closing Date, of the representations and warranties of the Company and the Selling Security Holder contained herein, and to the performance by the Company and the Selling Security Holder of its covenants and obligations hereunder and to the following additional conditions:

(a) The Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been filed as required by Rules 424 (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued, no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the offer or sale of the Warrants.

(b) The Selling Security Holder and the Representative shall have agreed to the Clearing Price in writing.

(c) The Representative shall have received on the Closing Date the opinion of McGuireWoods LLP, outside counsel for the Company (“Company Outside Counsel”), dated the Closing Date, addressed to the Underwriters in a form previously agreed upon.

(d) The Representative shall have received on the Closing Date the opinion of General Counsel or Associate General Counsel of the Company, in-house counsel for the Company (“Company In-House Counsel”), dated the Closing Date, addressed to the Underwriters in a form previously agreed upon.

(e) The Representative shall have received on the Closing Date the opinion of Cleary Gottlieb Steen & Hamilton LLP, special structuring counsel for the Company, dated the Closing Date, addressed to the Underwriters in a form previously agreed upon.

(f) The Representative shall have received from Morrison & Foerster LLP, counsel for the Underwriters (“Underwriter Counsel”), an opinion dated the Closing Date, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. Such opinion shall include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein). With respect to such statement, Underwriter Counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(g) The Representative shall have received, on the date of this Agreement and on the Closing Date, a letter dated such date in form and substance satisfactory to you, of the Accountants confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act, the applicable Rules and Regulations and the rules and regulations of the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) The Representative shall have received on the Closing Date a certificate or certificates executed by the Treasurer of the Company and any Senior Vice President of the Company’s Corporate Treasury group confirming that, as of the Closing Date:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to the Company’s knowledge, contemplated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received;

(ii) The representations and warranties of the Company contained in Section 1(a) hereof are true and correct as of the Closing Date; and

(iii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, and except as otherwise publicly disclosed, there has not been any material adverse change in or affecting the business, management, results of operations, or financial condition of the Company and the Subsidiaries taken as a whole.

(i) The Warrants and Warrant Shares have been approved for listing, subject to notice of issuance, on the Exchange.

(j) The Lockup Agreements have been executed and delivered.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Security Holder of such termination in writing at or prior to the Closing Date.

In such event, the Selling Security Holder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE SELLING SECURITY HOLDER.

The obligations of the Selling Security Holder to sell and deliver the Warrants required to be delivered as and when specified in this Agreement are subject to the conditions that (a) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened and (b) the Selling Security Holder and the Representative shall have agreed to the Clearing Price in writing.

8.	INDEMNIFICATION.

(a) The Company agrees:

(i) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative on behalf of any Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(ii) to reimburse each Underwriter, each Underwriter’s directors and officers, and each such controlling person of any of them upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or any of them in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Warrants, whether or not such Underwriter or any of them is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

This indemnity agreement will be in addition to any liability the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Security Holder, and each person, if any, who controls the Company or the Selling Security Holder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Security Holder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Security Holder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative or on behalf of such Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party or such controlling person and the indemnifying party and the indemnified party or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or such controlling person; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified party and controlling persons, which firm shall be designated in writing by the indemnified party with respect to such action or actions. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Security Holder on the one hand and the Underwriters on the other from the offering of the Warrants. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Security Holder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Security Holder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Security Holder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Security Holder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Warrants purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Warrants and payment therefor hereunder, and (iii) any termination of this Agreement.

(f) The provisions of this Section 8 shall not be deemed to supersede or otherwise affect the Letter Agreement dated as of October 26, 2008, as amended by the Letter Agreement dated January 9, 2009, between the Company and the Selling Security Holder (and the Securities Purchase Agreement Standard Terms incorporated therein), pursuant to which the Selling Security Holder purchased the Warrants from the Company, with respect to the rights (including the rights of their respective agents) and obligations of each of them to the other pursuant thereto.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Warrants that Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Security Holder), you, as Representative, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Security Holder, in such amounts as may be agreed upon and upon the terms set forth herein, the Warrants the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Warrants agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Warrants with respect to which such default shall occur does not exceed 10% of the Warrants to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Warrants they are obligated to purchase hereunder, to purchase the Warrants such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Warrants with respect to which such default shall occur exceeds 10% of the Warrants to be purchased on the Closing Date, the Selling Security Holder or you as the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Security Holder except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, faxed, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Equity Capital Markets Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Selling Security Holder, to United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, with a copy to Chief Counsel, Office of Financial Stability, OFSChiefCounselNotice@do.treas.gov, facsimile: 202-927-9219; and if to the Company, to Bank of America Corporation, Bank of America Corporate Center, Corporate Treasury — Governance and Control, NC1-007-07-13, 100 North Tryon Street, Charlotte, North Carolina 28255, with a copy to each of: Bank of America Corporation, Legal Department, NC1-002-29-01, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: Teresa M. Brenner, Associate General Counsel; and McGuireWoods LLP, 201 North Tryon Street, Charlotte, North Carolina 28202, Attention: Richard W. Viola.

11.	TERMINATION.

This Agreement may be terminated by the Representative by notice to the Company and the Selling Security Holder (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, operations or financial condition of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, be so material and adverse as to make it impractical or inadvisable to market the Warrants or enforce contracts for the sale of the Warrants, (iii) suspension of trading in securities generally on the Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on the Exchange, (iv) the declaration of a banking moratorium by United States or New York and North Carolina State authorities, (v) any downgrading in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), or (vi) the suspension of trading of the Common Stock by the Exchange, the Commission, or any other governmental authority; or (b) as provided in Section 6 of this Agreement.

12.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Security Holder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Warrants from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS.

The parties hereto acknowledge and agree that the only information furnished or to be furnished by the Representative on behalf of the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of (i) the information contained in the section of the prospectus supplement entitled “Auction Process” and (ii) the information in the third paragraph, the third sentence of the eighth paragraph, the first and third sentences of the ninth paragraph and the second and third sentences of the tenth paragraph contained in the section of the prospectus supplement entitled “Underwriting.”

14.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Security Holder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Warrants under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company or others in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary, and the Company does not intend any Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

[Remainder of page intentionally left blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Security Holder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BANK OF AMERICA CORPORATION

By	/s/ B. KENNETH BURTON, JR.
Name:	B. Kenneth Burton, Jr.
Title:	Senior Vice President

UNITED STATES DEPARTMENT OF THE TREASURY, as Selling Security Holder

By	/s/ HERBERT M. ALLISON, JR.
Name:	Herbert M. Allison, Jr.
Title:	Assistant Secretary for Financial Stability

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
As Representative of the several Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By	/s/ NEIL ABROMAVAGE
Authorized Officer

By	/s/ JEFFREY MORTARA
Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriters	Number of Warrants to be Purchased

Deutsche Bank Securities Inc.	103,523,870
Blaylock Robert Van, LLC	3,044,820
CastleOak Securities, L.P.	3,044,820
Guzman & Company	3,044,820
Loop Capital Markets LLC	3,044,820
M.R. Beal & Company	3,044,820
Toussaint Capital Partners, LLC	3,044,820

Total	121,792,790

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SCHEDULE II

None.

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SCHEDULE III

Any Permitted Free Writing Prospectus filed with the Commission on the date of this Agreement.

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SCHEDULE IV

Brian T. Moynihan

Neil Cotty

David C. Darnell

Barbara J. Desoer

Sallie L. Krawcheck

Thomas K. Montag

Edward O’Keefe

Joe L. Price

Bruce Thompson

Walter E. Massey

Susan S. Bies

William P. Boardman

Frank P. Bramble, Sr.

Virgis W. Colbert

Charles K. Gifford

Charles O. Holliday, Jr.

D. Paul Jones, Jr.

Monica C. Lozano

Thomas J. May

Donald E. Powell

Charles O. Rossotti

Thomas M. Ryan

Robert W. Scully

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EXHIBIT A

Bank of America, National Association

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EXHIBIT B

LOCK-UP AGREEMENT

March     , 2010

Bank of America Corporation

100 North Tryon Street

Charlotte, North Carolina 28255

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into (i) an Underwriting Agreement (the “A Underwriting Agreement”) with Bank of America Corporation (the “Company”) and The United States Department of the Treasury (the “Selling Security Holder”), providing for the public offering (the “A Public Offering”) by the Underwriters, including the Representative, of warrants (the “A Warrants”) of the Company representing the right to purchase an aggregate of 150,375,940 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), and (ii) an Underwriting Agreement (the “B Underwriting Agreement” and, together with the A Underwriting Agreement, the “Underwriting Agreements”) with the Company and the Selling Security Holder, providing for the public offering (the “B Public Offering” and, together with the A Public Offering, the “Public Offerings”) by the Underwriters, including the Representative, of warrants (the “B Warrants” and, together with the A Warrants, the “Warrants”) of the Company representing the right to purchase an aggregate of 121,792,790 shares of Common Stock.

To induce the Underwriters to purchase and make the Public Offerings and pursuant to the terms of the Securities Purchase Agreement, dated January 15, 2009, between the Company and the Selling Security Holder and the Letter Agreement, dated January 9, 2009, between the Company and the Selling Security Holder, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any warrants of the Company or shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date of the Underwriting Agreements in accordance with the rules and regulations of the Securities and

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Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to such warrants or the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock (other than a broad-based market basket or index).

The Lock-Up Period will commence on the date of the Underwriting Agreements and continue until, and include, the date that is 45 days after the date of the final prospectuses relating to the Public Offerings (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may (a) make (i) pledges of Common Stock that existed prior to the date hereof, (ii) re-pledges of Common Stock that was pledged pursuant to agreements that existed on the date hereof, or (iii) increase pledge amounts from those existing on the date hereof, in each case to secure loans with financial institutions or sales or transfers by any pledgee of such Common Stock in accordance with the terms thereof, (b) transfer or otherwise dispose of (i) shares of Common Stock acquired in open market transactions by the undersigned after the settlement date of the Public Offering, and (ii) any or all of the shares of Common Stock or other Company securities if the transfer or other disposition is (A) by gift, will or other testamentary document or applicable laws of intestacy, (B) by distribution to partners, members or shareholders of entities controlled by the undersigned, to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (C) by distribution to any charitable organization, family foundation or donor-advised fund at sponsoring organizations, (D) to a trust, including without exception, any grantor retained annuity trust, for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned, or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family members of the undersigned, (E) pursuant to any 10b5-1 trading plan in effect prior to the date hereof, (F) by sale pursuant to the “cashless” exercise of stock options or vesting of restricted stock units to cover payment of the exercise price and/or tax withholding payments due upon exercise or vesting (including, to the extent such “cashless” transaction is not permitted, the sale of shares of Common Stock (whether issued upon such exercise or vesting of restricted stock units or previously held) with proceeds up to the amount of the exercise price and/or tax withholding payments made in connection with such exercise or vesting), (G) by exercise of stock options using shares of Common Stock previously owned for the exercise price and/or shares of Common Stock previously owned or share withholding for the tax withholding payments due upon exercise of such stock options, which may be pursuant to a 10b5-1

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plan entered into on or after the date hereof, and (H) pursuant to a judicial decree, and (c) enter into any new 10b5-1 plan, provided that no sales of Common Stock or other Company securities shall be made pursuant to such new 10b5-1 plan until after the expiration of the Lock-Up Period; provided, however, that in the case of a transfer pursuant to clause (b)(ii)(A), (B), (C) and (D) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned hereby authorizes the Company and the transfer agent for the Company to decline to make any transfer of securities for which the undersigned is the record holder if such transfer would violate this Lock-Up Agreement.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offerings, and any other action taken by the Company in connection with the proposed Public Offerings.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closings of the Public Offerings have not occurred prior to the date two weeks after the date of this letter, this agreement shall be of no further force or effect.

Signature:

Print Name:

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